Exhibit 5.1
                   Golenbock Eiseman Assor Bell & Peskoe LLP
                              437 Madison Avenue
                           New York, New York 10022

August 16, 2004

Balchem Corporation
P. O. Box 600
New Hampton, New York 10958

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We are counsel to Balchem Corporation, a Maryland corporation (the "Company"), which is filing a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 600,000 additional shares of the Company's Common Stock, $0.06-2/3 par value (the "Common Stock"), that may be, issued under the Balchem Corporation 1999 Stock Plan, as amended and restated (the "1999 Stock Plan").

      In this connection, we have examined the Company's Articles of Incorporation, as amended, and By-laws, the 1999 Stock Plan and such other documents and corporate records of the Company as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact we have relied upon representations and statements of officers and representatives of the Company.

      Based upon the foregoing, it is our opinion that, when issued by the Company in accordance with or upon the exercise of and in accordance with the terms of awards, options or purchase rights duly and validly granted pursuant to the 1999 Stock Plan, and against payment therefor in accordance therewith, the shares of Common Stock issuable pursuant to the 1999 Stock Plan will be validly issued, fully paid and non-assessable.

      We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                   /s/ Golenbock Eiseman Assor Bell & Peskoe LLP